UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Soliciting Material under §240.14a-12

Senseonics Holdings, Inc.

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SENSEONICS HOLDINGS, INC.
20451 Seneca Meadows Parkway
Germantown, Maryland 20876-7005
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 30, 2020
Dear Stockholder:
The Annual Meeting of Stockholders of Senseonics Holdings, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 30, 2020 at 10:00 a.m. local time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.meetingcenter.io/279594420 and entering your 16-digit control number (included in the proxy materials mailed to you). The purpose of the Annual Meeting will be the following:
1.   To elect the two nominees of the Board of Directors, Francine R. Kaufman and Timothy T. Goodnow, to the Board of Directors to hold office until the 2023 Annual Meeting of Stockholders.
2.   To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this Notice.
3.   To approve, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.
4.   To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm, or auditors, for the fiscal year ending December 31, 2020.
5.   To approve the issuance of more than 20% of our outstanding common stock upon conversion of First Lien Secured Notes, Second Lien Secured Notes and Warrants issued in April 2020, as required by and in accordance with the NYSE American Rule 713.
6.   To conduct any other business properly brought before the meeting.
These items of business are more fully described in the proxy statement accompanying this Notice. All stockholders are invited to attend the meeting online. The record date for the Annual Meeting is May 15, 2020. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on
June 30, 2020 at 10:00 a.m. at www.meetingcenter.io/279594420.
The proxy statement and annual report to stockholders are available at www.envisonreports.com/sens.

By Order of the Board of Directors, Nick B. Tressler Secretary
Germantown, Maryland
May 18, 2020
You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please vote by one of following methods as promptly as possible in order to ensure your representation at the meeting: 1) over the internet at www.envisionreports.com/sens, 2) by telephone by calling the toll-free number 1-800-652-VOTE, or 3) by completing, dating, signing and returning the enclosed proxy card in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote online at the meeting, you must obtain a proxy issued in your name from that record holder.

SENSEONICS HOLDINGS, INC.
20451 Seneca Meadows Parkway
Germantown, Maryland 20876-7005
PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 30, 2020
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors of Senseonics Holdings, Inc. (the “Board of Directors”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail these proxy materials on or about May 25, 2020 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The meeting will be held on Tuesday, June 30, 2020 at 10:00 a.m. local time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.meetingcenter.io/279594420 and entering your 16-digit control number which is included in these proxy materials. The virtual meeting platform is fully supported across browsers and devices running the most updated versions of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the meeting.
We recommend that you log in a few minutes before the Annual Meeting on June 30, 2020 to ensure you are logged in when the meeting starts. Online check-in will begin at 8:55 a.m. Eastern Time.
Why is the Annual Meeting a virtual, online meeting?
We have decided to hold a virtual meeting due to developments related to COVID-19. We also believe holding a virtual meeting improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
Information on how to vote online during the Annual Meeting is discussed below.
Can I ask questions at the Annual Meeting?
Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments.
If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.meetingcenter.io/279594420 and typing your question in the box in the Annual Meeting portal. To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions can be submitted at the Annual Meeting through a question tab, and will be addressed in the Q&A portion of the Annual Meeting as time permits, or on the “Investors” page of our website as soon as is practical after the meeting.
What if I need technical assistance accessing or participating in the virtual Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page. Technical support will be available starting at 8:30 a.m. Eastern Time on June 30, 2020.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on May 15, 2020 will be entitled to vote at the Annual Meeting. On this record date, there were 223,135,573 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on May 15, 2020 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are a stockholder of record. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on May 15, 2020 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting via the Internet, we urge you to fill out and return a proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Will a list of stockholders entitled to vote at the Annual Meeting be available?
For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting at our corporate headquarters during regular business hours. In addition, during the Annual Meeting, that list of stockholders will be available for examination by any stockholder of record at www.meetingcenter.io/279594420.
What am I voting on?
There are five matters scheduled for a vote:
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Proposal No. 1 — Election of two directors;

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Proposal No. 2 — Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;

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Proposal No. 3 — Approval, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers; and

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Proposal No. 4 — Ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

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Proposal No. 5 — Approval of the issuance of more than 20% of our outstanding common stock upon conversion of First Lien Secured Notes, Second Lien Secured Notes and Warrants issued in April 2020, as required by and in accordance with the NYSE American Rule 713, or the “Senior Notes Conversion Share Issuance” proposal.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. With regard to your advisory vote on how frequently we should solicit stockholder advisory approval of executive compensation, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy in one of three ways: online, by telephone or using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote during the meeting even if you have already voted by proxy.
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To vote through the Internet before the Annual Meeting, go to www.envisionreports.com/sens to complete an electronic proxy card. Please have your enclosed proxy card in hand when you access the web site and then follow the instructions. If you choose to vote through the Internet before the Annual Meeting, your vote must be received by 11:59 p.m. Eastern time on June 29, 2020 to be counted.

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You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. The Annual Meeting can be accessed by visiting www.meetingcenter.io/279594420 and entering your 16-digit control number which is included in the enclosed proxy card. Please have your proxy card in hand when you access the website and then follow the instructions.

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To vote over the telephone, dial toll-free 1-800-652-VOTE. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 29, 2020 to be counted.

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To vote using the proxy card, promptly complete and return your enclosed signed proxy card in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by June 29, 2020.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Please complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote online at the Annual Meeting, please follow the instructions www.meetingcenter.io/279594420. You will need the 16-digit control number, which is included in these proxy materials. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of May 15, 2020.

What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal No. 1, Proposal No. 2, Proposal No. 3 or Proposal No. 5, but your broker may vote your shares on Proposal No. 4 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all two nominees for director, “For” the advisory approval of named executive officer compensation, for “One Year” as the preferred frequency of advisory votes to approve executive compensation, “For” the ratification of Ernst & Young LLP as independent auditors for the year ending December 31, 2020, and “For” the Senior Notes Conversion Share Issuance proposal. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to Senseonics Holdings, Inc., Attn: Corporate Secretary, 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005.

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You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

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Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank or vote online at the Annual Meeting.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 25, 2021 to our Corporate Secretary at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2021 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between March 2, 2021 and April 1, 2021. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.
If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: 1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and 2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: 1) the name, age, business address and residence address of the person, 2) the principal occupation or employment of the person, 3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, 4) the date or dates on which the shares were acquired and the investment intent of the acquisition and 5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.
For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K, filed with the SEC on March 23, 2016.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent or vote online at the Annual Meeting.

How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes. Votes will be counted by the inspector of elections appointed for the Annual Meeting.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Two nominees receiving the most “For” votes; withheld votes will have no effect	Not applicable	No effect
2	Advisory approval of the compensation of our named executive officers	“For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter	Against	No effect
3	Advisory vote on the frequency of stockholder advisory votes on executive compensation	The frequency receiving the highest number of votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote	No effect	No effect
4	Ratification of selection of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2020	“For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter	Against	Not applicable(1)
5	Senior Notes Conversion Share Issuance Proposal	“For” votes from the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter	Against	No effect

(1)
This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 223,135,573 shares outstanding and entitled to vote. Thus, the holders of 111,567,787 shares must be present or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K.
What proxy materials are available on the internet?
The proxy statement and annual report to stockholders are available at www.envisionreports.com/sens.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board of Directors presently has eight members. There are two directors in the class whose term of office expires in 2020. Dr. Goodnow is our Chief Executive Officer and was previously elected as a director by the stockholders. Dr. Kaufman was appointed as a director in November 2019 by the Board of Directors to fill a vacancy following her appointment as our Chief Medical Officer. If elected at the Annual Meeting, each of these nominees would serve until the 2023 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to invite and encourage directors and nominees for director to attend the Annual Meeting. Six directors attended the 2019 Annual Meeting.
Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by our Board of Directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.
The Nominating and Corporate Governance Committee of our Board of Directors seeks to assemble a board that, as a whole, has diverse viewpoints and experiences and possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the overall composition of the Board of Directors, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors.
The biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director. However, each member of the committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2023 ANNUAL MEETING
Timothy T. Goodnow, age 58
Dr. Goodnow was elected as one of our directors and was appointed as our President and Chief Executive Officer in December 2015. From 2010 to December 2015, Dr. Goodnow served on the board of directors of Senseonics, Incorporated and he served as the President and Chief Executive Officer of Senseonics, Incorporated from 2011 to December 2015. Dr. Goodnow served as Vice President, Technical Operations of Abbott Diabetes Care, a healthcare company, from 2000 to 2011. Prior to that, he held positions at TheraSense, Verax Biomedical, Inc. and Dade Behring and Baxter Healthcare. Dr. Goodnow received his Ph.D. and B.S. in chemistry from The University of Miami. Our Board of Directors believes that

Dr. Goodnow’s experience as our Chief Executive Officer, his background in medical device development and his knowledge of the diabetes industry qualify him to serve as a director of our Company.
Francine R. Kaufman, age 69
Dr. Kaufman was appointed as one of our directors in November 2019 and was appointed as our Chief Medical Officer in March 2019. Prior to joining our Company, Dr. Kaufman served as Chief Medical Officer and Vice President of Global Clinical, Regulatory and Medical Affairs at Medtronic Diabetes from 2009 to January 2019. Prior to that, she served as Director of the Comprehensive Childhood Diabetes Center, and head of the Center for Endocrinology, Diabetes and Metabolism at Children’s Hospital Los Angeles from 1991 to 2009. Dr. Kaufman is also a Distinguished Professor Emerita of Pediatrics and Communications at the Keck School of Medicine and the Annenberg School of Communications of the University of Southern California. She was formerly the president of the American Diabetes Association in 2003 and chair of the National Diabetes Education Program from 2008 to 2009. Dr. Kaufman was also elected to the National Academy of Medicine in 2005. She was also an advisor to the Governor on the California Initiative on Health, Fitness and Obesity in 2007. Dr. Kaufman received her B.A. from Northwestern University and her M.D. from Chicago Medical School. Our Board of Directors believes that Dr. Kaufman’s experience as our Chief Medical Officer, her background in medical device development and her medical expertise with diabetes qualify her to serve as a director of our Company.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING
Steven Edelman, M.D., age 64
Dr. Edelman was elected to our Board of Directors in September 2016. Dr. Edelman has served as a Professor of Medicine in the Division of Endocrinology, Diabetes & Metabolism at the University of California, San Diego and the Veterans Affairs Healthcare System of San Diego since 2001. He also currently serves as a director of Taking Control of Your Diabetes, a non-profit organization promoting patient education, motivation and self-advocacy that he founded in 1995, and the Diabetes Care Clinic VA Medical Center. Dr. Edelman received his B.A. and his M.S. in Biology from the University of California, Los Angeles and his M.D. from the University of California, Davis. Our Board of Directors believes that Dr. Edelman’s substantial diabetes industry experience qualifies him to serve as a director of our Company.
Edward J. Fiorentino, age 61
Mr. Fiorentino was elected to our Board of Directors in December 2015. Mr. Fiorentino served on the Senseonics, Incorporated Board of Directors from March 2012 to December 2015. Since March 2016, Mr. Fiorentino has served as Chairman and Chief Executive Officer of TerSera Therapeutics, a specialty pharmaceutical company. From 2013 to January 2016, Mr. Fiorentino has served as Chairman and Chief Executive Officer of Crealta Pharmaceuticals, a specialty pharmaceutical company. From 2009 to 2013, he was the Chief Executive Officer of Actient Pharmaceuticals. Prior to Actient, Mr. Fiorentino served in various positions at Abbott Laboratories, including Corporate Vice President of Pharmaceutical Commercial Operations, for more than 20 years. He also previously served as Senior Vice President and President of Abbott Diabetes Care and was Executive Vice President of TAP Pharmaceuticals. Mr. Fiorentino began his career with Bristol-Myers. Mr. Fiorentino received his B.S. in Business Administration from the State University of New York and his M.B.A. from Syracuse University. Our Board of Directors believes that Mr. Fiorentino’s substantial healthcare and pharmaceutical experience qualifies him to serve as a director of our Company.
Peter Justin Klein, M.D., J.D., age 42
Dr. Klein was elected to our Board of Directors in December 2015. Dr. Klein served on the Senseonics, Incorporated Board of Directors from 2013 to December 2015. Since December 2018, Dr. Klein has served as a Managing Director at Vensana Capital Management, LLC. Dr. Klein currently serves as a director of

PhaseBio Pharmaceuticals, Inc. and several private life sciences companies. From 2012 to December 2018, Dr. Klein served as a Partner at NEA. Prior to joining NEA, Dr. Klein worked for the Duke University Health System. Dr. Klein received his A.B., B.S. and M.D. from Duke University and his J.D. from Harvard Law School. Our Board of Directors believes that Dr. Klein’s significant legal and medical expertise in healthcare and his services as a venture capital investor and director of multiple biotechnology and medical device companies qualify him to serve as a director of our Company.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING
Stephen P. DeFalco, age 59
Mr. DeFalco was elected as a director and our chairman in December 2015. Mr. DeFalco served as chairman of the Senseonics, Incorporated board of directors from 2010 to December 2015 and served as Senseonics, Incorporated’s interim Chief Executive Officer from 2010 to 2011. In August 2019, Mr. DeFalco became the Chairman and Chief Executive Officer of Creation Technologies. From April 2018 to August 2019, Mr. DeFalco was a partner at Lindsay Goldberg & Co LLC. From 2011 until January 2018, Mr. DeFalco served as the Chief Executive Officer of Crane & Co, Inc., a global technology company, and also served on its board of directors. Previously, from 2005 to 2010, he served as the Chief Executive Officer and on the board of directors of Nordion Inc. (formerly MDS Inc.), a public life sciences company. Mr. DeFalco received his M.B.A. from the Massachusetts Institute of Technology — Sloan School of Management, his M.S.E.E. from Syracuse University and his B.S.M.E. from the Massachusetts Institute of Technology. Our Board of Directors believes that Mr. DeFalco’s leadership, executive, managerial and business experience with life sciences companies qualifies him to serve as a director of our company.
Douglas S. Prince, age 66
Mr. Prince was elected to our Board of Directors in December 2015. Mr. Prince served on the Senseonics, Incorporated board of directors from February 2015 to December 2015. Mr. Prince served as the Chief Financial Officer of Crane & Co., Inc., a global technology company, from 2013 to January 2018. From 2010 to 2013, Mr. Prince served as the Chief Financial Officer of Northern Power Systems Corp., an energy technology company. From 2007 to 2010, Mr. Prince served as Chief Financial Officer of Nordion Inc. (formerly MDS Inc.), a public life sciences company. Since November 2019, Mr. Prince has also served on the Board of Directors of Creation Technologies, a private electronics manufacturing services company. Mr. Prince received his B.B.A. in Business Administration from the University of Kentucky. Our Board of Directors believes that Mr. Prince’s executive experience and financial expertise qualify him to serve as a director of our Company.
Douglas A. Roeder, age 49
Mr. Roeder was elected to our Board of Directors in December 2015. Mr. Roeder served on the Senseonics, Incorporated board of directors from October 2011 to December 2015. Mr. Roeder joined Delphi Ventures as an Associate in 1998, and has been a Partner of Delphi Ventures since 2000, focusing on medical devices, diagnostics and biotechnology. Prior to joining Delphi Ventures, Mr. Roeder was an Associate with Alex, Brown & Sons Healthcare Investment Banking Group. Mr. Roeder currently serves on the boards of directors of Tandem Diabetes, Inc. and several private companies. Mr. Roeder previously served on the board of directors of TriVascular Technologies, Inc. from 2008 to 2016. Mr. Roeder received his A.B. from Dartmouth College. Our Board of Directors believes that Mr. Roeder’s substantial experience with companies in the healthcare sector and his venture capital, financial and business experience qualify him to serve as a director of our Company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the NYSE American listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE American, as in effect from time to time.
Our Board of Directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors has determined that Messrs. DeFalco, Fiorentino, Prince and Roeder and Drs. Edelman and Klein, representing six of our eight directors, are “independent directors” as defined under the listing rules of the NYSE American. In addition, our Board of Directors determined that M. James Barrett, who served on our board until his retirement in June 2019, was an “independent director” as defined under the listing rules of the NYSE American. In making these determinations, the Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Dr. Goodnow is not an independent director by virtue of his employment with us as our President and Chief Executive Officer and Dr. Kaufman is not an independent director by virtue of her employment with us as our Chief Medical Officer.
BOARD OF DIRECTORS LEADERSHIP STRUCTURE
Mr. DeFalco is the Chairman of the Board of Directors and has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, the Chairman of the Board has substantial ability to shape the work of the Board of Directors. We believe that separating the positions of Chairman and Chief Executive Officer creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of us and our stockholders. We believe that this separation can enhance the effectiveness of the Board of Directors as a whole.
ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity and reputational, including with respect to the recent COVID-19 outbreak. One of the key functions of the Board of Directors is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole with the assistance of the Audit Committee, as well as through various standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and reviews cybersecurity risks. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance principles, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board of Directors as quickly as possible. The Board of Directors has delegated to the Chairman of the Board of Directors the responsibility of coordinating between the Board of Directors and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors met six times during the last fiscal year. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
As required under applicable NYSE American listing standards, during the last fiscal year, our independent directors met six times in regularly scheduled executive sessions at which only independent directors were present. Mr. DeFalco, the Chairman of our Board of Directors, generally presides over the executive sessions.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2019 for each of the committees:
Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Stephen P. DeFalco			X*
Steven V. Edelman		X	X
Edward J. Fiorentino	X	X
Peter Justin Klein	X	X
Douglas S. Prince	X*		X
Douglas A. Roeder		X*	X
M. James Barrett			X(1)
Number of meetings in 2019	7	6	4

*
Committee chair.

(1)
Dr. Barrett served on the Nominating and Corporate Governance Committee until he retired from the Board of Directors in June 2019.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.
Audit Committee
The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; reviews and approves or rejects transactions between us and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; oversees and participates in the resolution of internal control issues, where identified; oversees implementation of new accounting standards; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and discusses with management risks relating to data privacy, technology and information security, including cybersecurity, and back-up of information systems and the steps we have taken to monitor and control such exposures; meets with our independent registered public accounting firm to discuss the scope and results of its examination and reviews the financial statements and reports contained in our periodic filings.
The Audit Committee is composed of three directors: Mr. Prince, Dr. Klein and Mr. Fiorentino. The Audit Committee met seven times during 2019. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on our website at www.senseonics.com.
The Board of Directors reviews the NYSE American listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Section 803B of the NYSE American Company Guide and under Rule 10A-3 under the Exchange Act).
The Board of Directors has also determined that Mr. Prince qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Prince’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.
Report of the Audit Committee of the Board of Directors
Management has the primary responsibility for the preparation, presentation and integrity of the consolidated financial statements and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with generally accepted accounting principles and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements, in all material respects, with generally accepted accounting principles and on the Company’s internal control over financial reporting. In performing its oversight role, the Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2019 with management and the independent registered public accounting firm. The Audit Committee also discussed the matters required to be discussed by the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Douglas S. Prince, Chair
Edward J. Fiorentino
Peter Justin Klein

*
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
The Compensation Committee is composed of four directors: Messrs. Roeder and Fiorentino and Drs. Klein and Edelman. Messrs. Roeder and Fiorentino and Drs. Klein and Edelman are independent, as independence is currently defined in Section 805 of the NYSE American Company Guide. The Compensation Committee met six times during the fiscal year. The Board of Directors has adopted a written Compensation Committee charter that is available to stockholders on our website at www.senseonics.com.

The Compensation Committee of the Board of Directors acts on behalf of the Board of Directors to review, adopt and oversee our compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation of our executive officers and members of senior management and evaluation of performance in light of these stated objectives;

•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers;

•
compensation of our non-employee directors; and

•
administration of our equity compensation plans and similar plans or programs.

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE American, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NYSE American described above, the Compensation Committee engaged Willis Towers Watson as compensation consultants. The Compensation Committee has assessed Willis Towers Watson’s independence and determined that Willis Towers Watson had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged Willis Towers Watson to suggest a peer company group composed of public companies comparable to us and conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive officers, directors and other senior management against compensation for similarly situated executives at our peer group companies. Our management did not have the ability to direct Willis Towers Watson’s work.
Historically, the Compensation Committee has made most of the adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation

Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, stock performance data, analyses of historical executive compensation levels and current compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant to be comparable to us.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board of Directors), reviewing and evaluating incumbent directors, recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, and assessing the performance of management and the Board of Directors.
The Nominating and Corporate Governance Committee is composed of four directors: Messrs. DeFalco, Prince and Roeder and Dr. Edelman. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Section 803A of the NYSE American Company Guide). The Nominating and Corporate Governance Committee met four times during 2019. The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at www.senseonics.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of us and the Board of Directors, to maintain a balance of knowledge, experience and capability.
Our Nominating and Corporate Governance Committee does not have a formal policy regarding board diversity. Diversity is one of a number of factors, however, that the committee takes into account in identifying nominees, and the Nominating and Corporate Governance Committee believes that it is essential that the board members represent diverse viewpoints. To accomplish the Board’s diversity objectives, the Nominating and Governance Committee may retain an executive search firm to help identify potential directors that meet these objectives.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the self-evaluation or surveys of the Board of Directors, conducted annually. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE American purposes, which determination is based upon applicable NYSE American listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee in care of our Corporate Secretary at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. Any such recommendation should be delivered at least 90 days, but no more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Board of Directors or the director in care of Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005, Attn: Corporate Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of shares of our stock that are owned beneficially by the stockholder as of the date of the communication.
These communications will be reviewed by our Corporate Secretary, who will determine whether they should be presented to the Board of Directors. The purpose of this screening is to allow the Board of Directors to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the Audit Committee in accordance with our Amended and Restated Whistleblower Policy that relate to questionable accounting or auditing matters involving us will be promptly and directly forwarded to the Audit Committee.
Any interested person may communicate directly with the non-management directors. Persons interested in communicating directly with the non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the non-management directors generally, in care of Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.
CODE OF ETHICS
We have adopted an Amended and Restated Code of Business Conduct and Ethics, or the Code of Ethics, applicable to all of our employees, executive officers and directors. The Code of Ethics is available on our website at www.senseonics.com. The Audit Committee of our Board of Directors is responsible for overseeing the Code of Ethics and must approve any waivers of the Code of Ethics for executive officers and directors. If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the amendment or waiver on our website.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This advisory (non-binding) vote is commonly referred to as a “say-on-pay” vote.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the say-on-pay vote is disclosed in the compensation tables and the related narrative disclosures that accompany the compensation tables contained in the “Executive Compensation” section of this proxy statement. As described in those disclosures, the Company believes that its compensation policies and decisions are strongly aligned with our stockholder’s interests and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.
Accordingly, the Board of Directors is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and any related narrative disclosures that accompany the compensation tables in the Company’s proxy statement for its 2020 Annual Meeting of Stockholders, is hereby APPROVED.”
Because the say-on-pay vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board of Directors and, accordingly, the Board of Directors and the Compensation Committee intend to consider the results of this say-on-pay vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting. Unless the Board of Directors decides to modify its policy regarding the frequency of soliciting say-on-pay votes after considering the results of voting on Proposal 3 (Advisory Vote on the Frequency of Solicitation of Advisory Stockholder Approval of Executive Compensation), the next scheduled say-on-pay vote will be at the 2021 Annual Meeting of Stockholders.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF
ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION
Proposal 2 above provides our stockholders with an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. As mentioned above, this is commonly referred to as a “say-on-pay” vote. In this proposal, we are asking our stockholders to cast an advisory (non-binding) vote regarding the frequency of future say-on-pay votes. Stockholders may vote for a frequency of every one, two or three years, or may abstain from voting. This proposal, which is commonly referred to as a “say-on-frequency” vote, is also required by the Dodd Frank Act and Section 14A of the Exchange Act.
Under the Dodd-Frank Act and Section 14A of the Exchange Act, now that we no longer qualify as an “emerging growth company,” we are required to solicit a non-binding advisory vote on the frequency of future “say-on-pay” votes at least one time every six years in order to allow our stockholders to decide how often they would like to be presented with the say-on-pay vote. Accordingly, we are providing our stockholders the opportunity to cast an advisory (non-binding) vote on whether they would prefer future say-on-pay votes on an annual basis, once every two years or once every three years. Alternatively, stockholders may abstain from casting a vote.
For the reasons described below, the Board of Directors recommends that the stockholders select that the say-on-pay vote be submitted to stockholders on an annual basis. The Board of Directors believes that an annual say-on-pay vote will allow our stockholders to provide us with their input on our compensation policies and practices on a timely basis. Additionally, an annual say-on-pay vote is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation policies and practices.
While the Board of Directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory (non-binding) basis, as to whether the say-on-pay vote should be held every year, once every two years or once every three years. The alternative among one year, two years or three years that receives the highest number of votes from the holders of shares present or represented by proxy and entitled to vote on the matter at the 2020 Annual Meeting of Stockholders will be deemed to be the frequency preferred by the stockholders.
The Board of Directors and the Compensation Committee value the opinions of the stockholders in this matter and will carefully review the voting results in establishing the frequency of future say-on-pay votes. However, because this vote is advisory and not binding on the Board of Directors, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold future advisory votes with a frequency different from that chosen by the greatest number of stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF “ONE YEAR” FOR PROPOSAL 3.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements beginning with the year ended December 31, 2015. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our or our stockholders’ best interests.
The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2019 and 2018 by our principal accountants. All such fees described below were pre-approved by the Audit Committee.
	2019	2018
Audit fees	$1,678,640(1)	$668,240
Audit-related fees	410,814(2)	333,146
Total fees	$2,089,454	$1,001,386

(1)
Includes the aggregate fees and out of pocket expenses billed for the integrated audit of our consolidated annual financial statements and reviews of our interim consolidated financial statements included in quarterly reports on Form 10-Q.

(2)
Includes services related to provision of comfort letters, consents, and review of documents for registration statements on Forms S-3 and S-8, offering memorandums and supplemental prospectus filings, primarily in connection with our July 2019 financing activities and Open Market Sales Agreement with Jeffries LLC.

PRE-APPROVAL POLICIES AND PROCEDURES
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and, if applicable, non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. On a periodic basis, the independent registered public accounting firm reports to the Audit Committee on the status of actual costs for approved services against the approved amounts.
All of the services of Ernst & Young LLP for the years ended December 31, 2019 and 2018 described above were pre-approved in accordance with the Audit Committee Pre-Approval Policy.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5

APPROVAL OF THE SENIOR NOTES CONVERSION SHARE ISSUANCE PROPOSAL
Background
Loan Facility with Highbridge
On April 21, 2020, we, and Senesonics, Incorporated, our wholly-owned subsidiary, entered into a Loan and Security Agreement (the “Highbridge Loan Agreement”) with certain funds managed by Highbridge Capital Management, LLC (“Highbridge”), as the lenders (together with the other lenders from time to time party thereto, the “Lenders”) and Wilmington Savings Fund Society, SCB, as collateral agent. Pursuant to the Highbridge Loan Agreement, we may borrow up to an aggregate of $20.0 million in aggregate principal through the issuance and sale of First Lien Secured Notes due October 2021 (the “First Lien Term Notes”). The first tranche of borrowing, in which we issued and sold First Lien Term Notes in the aggregate principal amount of $15.0 million, occurred on April 24, 2020 (the “Closing Date”). Under the terms of the Highbridge Loan Agreement, we may issue up to an additional $5.0 million in aggregate principal amount of First Lien Term Notes in a subsequent closing. We expect to use the proceeds of the First Lien Term Notes for working capital and general corporate purposes.
The First Lien Term Notes are our secured, senior obligations. Interest in cash at the annual rate of 12% or, at our option, payment in kind at an annual rate of 13%, on the First Lien Term Notes will be payable monthly in arrears. The maturity date for the First Lien Term Notes will be October 24, 2021 (the “First Lien Maturity Date”), unless earlier repurchased, redeemed or converted in accordance with their terms. We have the right to prepay the First Lien Term Notes at any time, subject to a prepayment premium, which in certain circumstances we may elect to pay in common stock, equal to the aggregate amount of interest payments through maturity. However, if the date of payment in cash of such prepayment premium is on or before August 22, 2020, the prepayment premium will be reduced by 25%.
Subject to certain conditions, if we retain or reinvest proceeds of an asset sale pursuant to the asset sale prepayment provisions in the Highbridge Loan Agreement, the Lenders shall be entitled to convert the First Lien Term Notes and Holders (defined below) shall be entitled to convert Second Lien Notes in aggregate combined principal amount equal to 45% of such net proceeds retained or reinvested (together with any applicable prepayment premium) to common stock at a price per share equal to 90% of the greater of (i) the daily volume weighted average of the price per share of the common stock, on the conversion date, or if the conversion date is not a trading date, the trading day immediately prior to the conversion date and (ii) $0.57 per share. This conversion option has a daily limit of $1,000,000 in aggregate converted principal (inclusive of principal amount of Second Lien Notes (as defined below) that are voluntarily converted by the Holders (as defined below)).
From and after a Strategic Transaction Announcement (as defined in the form of First Lien Term Note), we may elect to convert up to $9,375,000 (or $12,500,000 if the additional $5.0 million is funded) in aggregate principal of the First Lien Term Notes to common stock at a price per share equal to 90% of the greater of (i) the daily volume weighted average of the price per share of the common stock, on the conversion date, or if the conversion date is not a trading date, the trading day immediately prior to the conversion date and (ii) $0.57 per share of common stock. This conversion option has a daily limit of $300,000 in aggregate converted principal. If we or the Lenders elect to convert any of the First Lien Term Notes, the amount converted will be equal to the principal and unpaid interest plus the applicable prepayment premium.
Exchange Agreement with Highbridge
In addition, on April 21, 2020 we entered into a Note Purchase and Exchange Agreement (the “Exchange Agreement”) with certain funds managed by Highbridge providing for the exchange (the “Exchange”) of $24.0 million aggregate principal amount of our outstanding 5.25% Senior Convertible Notes due 2025 (the “2025 Notes”) for (i) $15,675,000 aggregate principal amount of newly issued Second Lien Secured Notes due January 2022 (the “Second Lien Notes”) and, together with the First Lien Term Notes, the “Senior Notes”), (ii) 11,026,086 shares of common stock, (iii) warrants (the “Warrants”) to purchase up to 4,500,000 shares of common stock at an exercise price of $0.66 per share, and (iv) $346,500 in accrued and unpaid interest on the 2025 Notes being exchanged. The Exchange closed on April 24, 2020. The Warrants may be exercised in cash or on a cashless basis at any time through the three year anniversary of the issuance date.
The Second Lien Notes are our secured, senior obligations, junior only to the First Lien Term Notes. Interest in cash at the annual rate of 7.5% or, at our option, payment in kind at an annual rate of 8.25%, on the Second Lien Notes will be payable monthly in arrears. The maturity date for the Second Lien Notes will be January 24, 2022 (the “Second Lien Maturity Date”), unless earlier repurchased, redeemed or converted in accordance with their terms. We have the right to prepay the Second Lien Notes at any time, subject to a prepayment premium, which in certain circumstances we may elect to pay in common stock, equal to the aggregate amount of interest payments through maturity. However, if the date of payment in cash of such prepayment premium is on or before August 22, 2020, the prepayment premium will be reduced by 25%.
The holders of the Second Lien Notes (the “Holders”) will have the right to convert up to $7,000,000 aggregate principal amount of the Second Lien Notes (together with any applicable prepayment premium) to common stock at a price per share equal to 90% of the greater of (i) the daily volume weighted average of the price per share of the common stock, on the conversion date, or if the conversion date is not a trading date, the trading day immediately prior to the conversion date and (ii) $0.57 per share. This conversion option has a daily limit of $1,000,000 in aggregate converted principal (inclusive of principal amount of First Lien Term Notes that are voluntarily converted by the Lenders). Subject to certain conditions, if we retain or reinvest proceeds of an asset sale pursuant to the asset sale prepayment provisions in the Exchange Agreement, the Holders shall be entitled to convert additional Second Lien Notes and the Lenders shall be entitled to convert First Lien Term Notes in aggregate combined principal amount equal to 45% of such net proceeds retain or reinvested (together with any applicable prepayment premium).
From and after a Strategic Transaction Announcement, we may elect to convert up to $8,675,000 in aggregate principal of the Second Lien Notes to common stock at a price per share equal to 90% of the greater of (i) the daily volume weighted average of the price per share of the common stock, on the conversion date, or if the conversion date is not a trading date, the trading day immediately prior to the conversion date and (ii) $0.57 per share. This conversion option has a daily limit of $300,000 in aggregate converted principal. If we or the Holders elect to convert any of the Second Lien Notes, the amount converted will be equal to the principal and unpaid accrued interest plus the applicable premium.
Exchange Cap
The Highbridge Loan Agreement, the Exchange Agreement, the First Lien Term Notes, the Second Lien Term Notes and the Warrants contain provisions that limit our ability to issue common stock in exchange for principal, interest or the prepayment premium on the Senior Notes in amounts that, when aggregated with shares of common stock previously issued in connection with the Highbridge Loan Agreement and the Exchange (net of the number of shares underlying the 2025 Notes surrendered in the Exchange), exceed 19.99% of our common stock outstanding on April 21, 2020 without stockholder approval (the “Exchange Cap”).
Further Information
The terms of the Senior Notes are complex and only briefly summarized above. For further information, please refer to the descriptions contained in the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2020, and the following transaction documents, the forms of which are filed as exhibits to the Company’s Amendment to Form 10-K, filed with the SEC on April 28, 2020: Resale Registration Rights Agreement (with respect to the First Lien Notes), Resale Registration Rights Agreement (with respect to the Warrants), Loan and Security Agreement, Note Purchase and Exchange Agreement, First Lien Secured Note, Second Lien Secured Note and Warrant.
NYSE American Rules
Because our common stock is listed on the NYSE American, we are subject to the NYSE American listing rules, including Rule 713. Rule 713 of the NYSE American requires stockholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal stockholders of the issuer equals 20% or more of presently outstanding common stock.
As described above, in certain circumstances one or more of the Lenders, the Holders and the Company have the option to convert some or all of the Senior Notes into common stock. Additionally, in the event that we prepay either the First Lien Term Notes or the Second Lien Notes, in certain circumstances, we may elect to pay the prepayment premium in common stock rather than cash. In the aggregate, all of these options represent more than 20% of our outstanding common stock on April 21, 2020. Assuming both conversion in full of all Senior Notes and payment of the prepayment premium in common stock at the floor price of $0.513 per share, the conversion of the Senior Notes and exercise of the Warrants, when combined with the shares of common stock issued on the Closing Date in connection with the Highbridge Loan Agreement and the Exchange (net of 18,181,818 shares of common stock underlying the 2025 Notes surrendered in the Exchange) could result in the issuance of an aggregate of up to 81,459,078 shares of common stock, which is more than 20% of our outstanding common stock on April 21, 2020. Furthermore, because the conversion price of the Senior Notes is based in part on a discount to the daily volume weighted average price over the trailing ten days, it could result in the issuance of shares of our common stock at a price per share that is less than the greater of book or market value.
Accordingly, to comply with Rule 713, we are seeking stockholder approval of the issuance of shares of our common stock upon conversion of the First Lien Term Notes, Second Lien Term Notes and the exercise of the Warrants pursuant to their terms into an aggregate number of shares that, when combined with the shares of common stock issued on the Closing Date in connection with the Highbridge Loan Agreement and the Exchange (net of 18,181,818 shares of common stock underlying the 2025 Notes surrendered in the Exchange) equals up to 81,459,078 shares of common stock.
Consequences of Not Obtaining Stockholder Approval and Vote Required
If stockholders do not vote in favor of the senior notes conversion share issuance proposal, then, in certain circumstances, we may not be able to fully exercise our options to convert a portion of the Senior Notes into common stock or to pay the prepayment premium on the Senior Notes in common stock rather than in cash. Instead, we would be required to use cash to either pay the Senior Notes at maturity or prepay the Senior Notes, including the prepayment premium.
The affirmative vote of the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the subject matter will be required to approve the senior notes conversion share issuance proposal.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 5

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers.
Name	Position
Executive Officers:
Timothy T. Goodnow, Ph.D.	President, Chief Executive Officer and Director
Nick B. Tressler	Chief Financial Officer, Secretary and Treasurer
Mukul Jain, Ph.D.	Chief Operating Officer
Mirasol Panlilio	Vice President and General Manager, Global Commercial Operations
Francine R. Kaufman, M.D.	Chief Medical Officer and Director
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
The following sets forth certain information with respect to our executive officers who are not directors:
Nick B. Tressler, age 47
Mr. Tressler was appointed as our Chief Financial Officer in November 2019 and previously served as our Senior Director, Financial Planning and Analysis since March 2019. Prior to joining the Company, Mr. Tressler served as a strategic and financial consultant for several biopharmaceutical companies from April 2018 to March 2019. Prior to that, Mr. Tressler was the Vice President, Financial Planning and Analysis at Sucampo Pharmaceuticals, Inc., a public global biopharmaceutical company, from May 2016 to April 2018. Prior to Sucampo, Mr. Tressler was a Site Controller at AstraZeneca PLC, a public global biopharmaceutical company, from 2013 to May 2016. Mr. Tressler holds a M.B.A. from The Johns Hopkins University Carey Business School and a B.S. from the University of Maryland College Park Robert H. Smith School of Business.
Mukul Jain, Ph.D., age 47
Dr. Jain was appointed as our Chief Operating Officer in January 2017. Dr. Jain previously served as our Vice President Operations, Quality and Regulatory from December 2015 to January 2017. Dr. Jain served as Senior Director, Quality and Regulatory of Senseonics, Incorporated from 2012 to 2014 and as Vice President Operations, Quality and Regulatory of Senseonics, Incorporated from 2014 to December 2015. Prior to that, Dr. Jain held various positions at Medtronic, Inc., a medical technology and services company, from 1999 to 2012, most recently as a senior program manager. Dr. Jain received his M.B.A. from the University of Minnesota, Carlson School of Management, his Ph.D. in chemical engineering from the University of South Carolina and his B.Tech. from the Indian Institute of Technology, Kanpur.
Mirasol Panlilio, age 55
Ms. Panlilio was appointed as our Vice President and General Manager, Global Commercial Operations in June 2017. Prior to that, Ms. Panlilio served as Vice President, Global Sales and Marketing from December 2015 to June 2017. Ms. Panlilio served as the Vice President, Global Sales and Marketing of Senseonics, Incorporated from 2014 to December 2015. Prior to joining Senseonics, Incorporated, Ms. Panlilio served as Vice President, Global Marketing and Sales at Viveve, Inc. from 2012 to 2014, an Independent Marketing Consultant at MGP Retail Consulting, LLC from 2011 to 2014, Vice President of Sales and Marketing for Arkal Medical, Inc. from 2010 to 2011 and Vice President of Marketing and Sales at VeraLight, Inc. from 2007 to 2010. From 2003 to 2007, Ms. Panlilio worked at Abbott Diabetes Care. Ms. Panlilio received her B.S. in business administration from San Jose State University.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2020 by (i) each director; (ii) each of our named executive officers; (iii) all currently serving executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Except as otherwise noted below, the address for persons listed in the table is c/o Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, MD 20876.
This table is based upon information supplied by our named executive officers, directors and principal stockholders and a review of Schedule 13G and Schedule 13D and Section 16 filings with the SEC. Unless otherwise indicated in the footnotes to the table and subject to common property laws where applicable, we believe that each stockholder named in the table has sole voting and investment power with regard to the shares indicated as being beneficially owned. Applicable percentages are based on 204,448,191 shares of common stock outstanding as of March 31, 2020, adjusted as required by the rules promulgated by the SEC.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Principal Stockholders:
Entities affiliated with New Enterprise Associates, Inc.(1)	31,727,449	15.4%
Roche Finance Ltd.(2)	29,319,010	14.3
Entities affiliated with Robert J. Smith(3)	19,716,139	9.6
Gilder, Gagnon, Howe & Co. LLC(4)	15,780,806	7.7
Entities affiliated with Wellington Management Group LLP(5)	13,357,466	6.5
Entities affiliated with Highbridge Capital Management, LLC(6)	17,424,243	7.9
Soros Fund Management LLC(7)	10,916,666	5.1
Named Executive Officers and Directors:
Timothy T. Goodnow, Ph.D.(8)	4,991,704	2.4
Francine R. Kaufman, M.D.(9)	160,416	*
Mukul Jain, Ph.D.(10)	1,519,235	*
Jon D. Isaacson
Peter Justin Klein, M.D., J.D.(11)	366,336	*
Stephen P. DeFalco(12)	1,108,282	*
Edward J. Fiorentino(13)	467,345	*
Douglas S. Prince(14)	436,837	*
Douglas A. Roeder(15)	10,401,810	5.1
Steven Edelman, M.D.(16)	417,197	*
All current directors and executive officers as a group (11 persons)(17)	21,051,011	9.8

*
Represents beneficial ownership of less than 1%.

(1)
Consists of (a) 20,957,092 shares of common stock and 1,079,435 shares of common stock underlying immediately exercisable warrants held by New Enterprise Associates 10, Limited Partnership, or NEA 10, and (b) 8,949,292 shares of common stock and 701,630 shares of common stock underlying immediately exercisable warrants held by New Enterprise Associates 9, Limited Partnership, or NEA 9. The shares held by NEA 10 are indirectly held by NEA Partners 10, Limited Partnership, or Partners 10, the sole general partner of NEA 10. The individual general partners of Partners 10, or NEA 10 GPs, are Peter J. Barris, Scott D. Sandell and M. James Barrett. Partners 10 and the NEA 10 GPs may be deemed to share voting and dispositive power over, and be the indirect beneficial owners of, the shares held by NEA 10. The shares held by NEA 9 are indirectly held by NEA Partners 9, Limited

Partnership, or Partners 9, the sole general partner of NEA 9. The individual general partner of Partners 9 is Peter J. Barris. Partners 9 and Peter J. Barris may be deemed to share voting and dispositive power over, and be the indirect beneficial owners of, the shares held by NEA 9. This information has been obtained from a Schedule 13D/A filed on December 12, 2017 by NEA 10, NEA 9, Partners 10, Partners 9, M. James Barrett, Peter J. Barris and Scott D. Sandell and from Schedule 13D/A filed on June 9, 2017 by NEA 10, NEA 9, NEA VII, Partners 10, Partners 9, Partners VII, M. James Barrett, Peter J. Barris and Scott D. Sandell. The principal business address of NEA 10 and NEA 9 is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.
(2)
Consists of 28,345,276 shares of common stock and 973,734 shares of common stock underlying immediately exercisable warrants held by Roche Finance Ltd. Roche Finance Ltd is a wholly-owned subsidiary of Roche Holding Ltd, a publicly-held corporation. This information has been obtained from a Schedule 13D/A filed on March 20, 2019 by Roche Holding Ltd and Roche Finance Ltd. The principal business address of Roche Finance Ltd is Grenzacherstrasse 122, 4070 Basel, Switzerland.

(3)
Consists of 19,636,139 shares of common stock held by Energy Capital, LLC and 80,000 shares of common stock held by Plato & Associates, LLC. Robert L. Smith, the sole Managing Member of Energy Capital, LLC and Plato & Associates, LLC, may be deemed to have voting and dispositive power over the shares held by Energy Capital, LLC and Plato & Associates, LLC. This information has been obtained from a Schedule 13D/A filed on January 28, 2020 by Robert J. Smith, Energy Capital, LLC and Plato & Associates, LLC. The address of Robert J. Smith, Energy Capital, LLC and Plato & Associates, LLC is 13650 Fiddlesticks Blvd., Suite 202-324, Ft. Myers, FL 33912.

(4)
Consists of 15,780,806 shares of common stock held in customer accounts over which partners and/or employees of Gilder, Gagnon, Howe & Co. LLC have discretionary authority to dispose of or direct the disposition of the shares. This information has been obtained from a Schedule 13G/A filed on February 14, 2020 by Gilder, Gagnon, Howe & Co. LLC. The principal business address of Gilder, Gagnon, Howe & Co. LLC is 475 10th Avenue New York, New York 10018.

(5)
Consists of 13,357,466 shares of common stock owned of record by clients of Wellington Investment Advisors. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisors. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP, which is owned by Wellington Management Group LLP. This information has been obtained from a Schedule 13G filed on February 14, 2020 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP. The principal business address of Wellington Management Company LLP and its affiliates is 280 Congress Street, Boston, MA 02210.

(6)
Consists of 17,424,243 shares of common stock issuable upon the conversion of convertible notes held by Highbridge Tactical Credit Master Fund, L.P. Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Master Fund, L.P. Does not include shares of common stock issued or issuable upon conversion of securities issued to Highbridge Tactical Credit Master Fund, L.P. pursuant to the Highbridge Loan Agreement and the Exchange Agreement described in more detail in Proposal No. 5 above, which were issued subsequent to March 31, 2020. The principal business address of Highbridge Captial Management, LLC and Highbridge Tactical Credit Master Fund, L.P. is 227 Park Avenue, 23rd Floor, New York, New York 10172.

(7)
Consists of 10,916,666 shares of common stock issuable upon the conversion of convertible notes held in customer accounts, including the account of Quantum Partners, LP. Soros Fund Management LLC serves as the investment manager for Quantum Partners, LP and the other customer account and has investment discretion over the securities. George Soros serves as the Chairman of Soros Fund Management LLC and has sole discretion to replace FPR Manager LLC, the Manager of Soros Fund Management LLC. This information has been obtained from a Schedule 13G filed on February 21, 2020 by Soros Fund Management LLC and George Soros. The principal business address of Soros Fund Management LLC and its affiliates is 250 West 55th Street, 29th Floor, New York, New York 10019.

(8)
Consists of (a) 437,012 shares of common stock and (b) 4,554,692 shares of common stock underlying options that are exercisable within 60 days of March 31, 2020.

(9)
Consists of shares of common stock underlying options that are exercisable within 60 days of March 31, 2019.

(10)
Consists of (a) 2,962 shares of common stock and (b) 1,516,273 shares of common stock underlying options that are exercisable within 60 days of March 31, 2020.

(11)
Consists of (a) 42,322 shares of common stock and (b) 324,014 shares of common stock underlying options that are exercisable within 60 days of March 31, 2020.

(12)
Consists of (a) 787,059 shares of common stock and (b) 321,223 shares of common stock underlying options that are exercisable within 60 days of March 31, 2020.

(13)
Consists of (a) 62,222 shares of common stock and (b) 405,123 shares of common stock underlying options that are exercisable within 60 days of March 31, 2020.

(14)
Consists of (a) 31,714 shares of common stock and (b) 405,123 shares of common stock underlying options that are exercisable within 60 days of March 31, 2020.

(15)
Consists of (a) 9,751,725 shares of common stock held by Delphi Ventures VIII, L.P., or Delphi VIII, (b) 94,569 shares of common stock held by Delphi BioInvestments VIII, L.P., or Delphi Bio, and (c) 321,223 shares of common stock underlying options that are held by Douglas Roeder and are exercisable within 60 days of March 31, 2020. Delphi Management Partners VIII, L.L.C., or DMP VIII, is the general partner of each of Delphi VIII and Delphi Bio, collectively referred to herein as the Delphi VIII Funds. Mr. Roeder is a Managing Member of DMP VIII and may be deemed to share voting and dispositive power over the shares held by the Delphi VIII Funds. This information has been obtained from a Schedule 13G/A filed on February 7, 2020 by Delphi VIII, Delphi Bio, DMP VIII, Douglas A. Roeder, James J. Bochnowski, David L. Douglass and Deepika R. Pakianathan.

(16)
Consists of (a) 56,004 shares of common stock and (b) 361,193 shares of common stock underlying options that are exercisable within 60 days of March 31, 2020.

(17)
Consists of (a) 11,513,940 shares of common stock and (b) 9,537,071 shares of common stock underlying options that are exercisable within 60 days of March 31, 2020.

EXECUTIVE COMPENSATION
For the year ended December 31, 2019, our named executive officers were:
•
Timothy T. Goodnow, Ph.D., our President and Chief Executive Officer;

•
Jon D. Isaacson, our former Chief Financial Officer;

•
Mukul Jain, Ph.D., our Chief Operating Officer; and

•
Francine R. Kaufman, our Chief Medical Officer.

Summary Compensation Table
The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2019 and 2018.
Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Timothy T. Goodnow	2019	536,000	1,208,880	466,320	—	2,211,200
President and Chief Executive Officer	2018	536,000	1,273,643	361,800	—	2,171,443
Jon D. Isaacson	2019	393,939	921,899	—	315,609(3)	1,631,447
Former Chief Financial Officer
Mukul Jain, Ph.D.	2019	414,750	808,439	180,416	—	1,403,605
Chief Operating Officer	2018	395,000	810,875	177,750	—	1,383,625
Francine R. Kaufman, M.D.(4)	2019	410,625	1,131,779	179,438	—	1,721,842
Chief Medical Officer

(1)
The amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts include the full grant date fair value for awards granted during the indicated year. The grant date fair value was computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), Compensation — Stock Compensation. Unlike the calculations contained in our audited consolidated financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)
The amounts reflect bonus paid on the achievement of specified corporate goals, as discussed further below under “— Narrative to Summary Compensation Table — Annual Bonus.”

(3)
The amounts reflect severance payments accrued for Mr. Isaacson during 2019. Mr. Isaacson served as our Chief Financial Officer from January 7, 2019 to November 15, 2019 and continued providing services to us in an advisory capacity to support a transition of responsibilities through December 31, 2019. In connection with Mr. Isaacson’s departure, we entered into a Severance Agreement and Release with Mr. Isaacson, pursuant to which we agreed Mr. Isaacson would receive his then current base salary through the transition period and, following the transition period, would be eligible to receive severance payments equal to continued payment of his base salary for six months, healthcare continuation coverage through June 30, 2020, and an additional payment of $100,000 representing approximately half of Mr. Isaacson’s target bonus in 2019.

(4)
Dr. Kaufman joined as our Chief Medical Officer on March 4, 2019.

Narrative to Summary Compensation Table
We review compensation annually for all employees, including our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our Company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.
Our Compensation Committee has historically determined our executives’ compensation. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives other than the chief executive officer. Based on those discussions and its discretion, our Compensation Committee then approves the compensation of each executive officer after discussions without members of management present.
Our Compensation Committee has engaged Willis Towers Watson, a compensation consultant, and reviewed Willis Towers Watson’s compensation data for executives at similarly sized medical device companies when determining executive compensation.
Annual Base Salary
We have entered into employment agreements with each of our named executive officers that established their initial base salaries and target bonus opportunities. These base salaries are reviewed periodically by our Compensation Committee. The following table presents the annual base salaries for each of our named executive officers for 2018, 2019 and 2020. The 2018 base salaries for Drs. Goodnow and Jain became effective on January 1, 2018, the 2019 base salaries became effective on January 1, 2019, and the 2020 base salaries became effective on January 1, 2020. Mr. Isaacson and Dr. Kaufman joined our company on January 7, 2019 and March 4, 2019, respectively, but the amounts included in the table below reflect each named executive officer’s annualized base salary for 2019.
Name	2018 Base Salary ($)	2019 Base Salary ($)	2020 Base Salary ($)
Timothy T. Goodnow	536,000	536,000	552,000
Jon D. Isaacson(1)	—	400,000	—
Mukul Jain	395,000	414,750	427,000
Francine R. Kaufman(2)		495,000	510,000

(1)
Mr. Isaacson served as our Chief Financial Officer from January 7, 2019 to November 15, 2019. Accordingly, this table does not include a 2018 or 2020 base salary for Mr. Isaacson.

(2)
Dr. Kaufman joined as our Chief Medical Officer on March 4, 2019. Accordingly, this table does not include a 2018 base salary for Dr. Kaufman.

Annual Bonus
We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his or her annual salary. The following table presents the annual target bonus opportunity, as a percentage of annual base salary, for each of our named executive officers for 2018, 2019 and 2020.
Name	Target Bonus (as a % of Base Salary) (%) 2018	Target Bonus (as a % of Base Salary) (%) 2019	Target Bonus (as a % of Base Salary) (%) 2020
Timothy T. Goodnow	75	100	100
Jon D. Isaacson(1)		50	—
Mukul Jain	50	50	50
Francine R. Kaufman(2)		50	50

(1)
Mr. Isaacson served as our Chief Financial Officer from January 7, 2019 to November 15, 2019. Accordingly, this table does not include a 2018 or 2020 target bonus for Mr. Isaacson.

(2)
Dr. Kaufman joined as our Chief Medical Officer on March 4, 2019. Accordingly, this table does not include a 2018 target bonus for Dr. Kaufman.

For 2018, bonuses were based on our achievement of specified corporate goals, including achieving specified revenue and expense targets, initiation of the U.S. 180-day sensor pivotal trial and successful completion of quality audits. Based on the level of achievement, our compensation committee awarded each of Dr. Goodnow and Dr. Jain 90% of their target bonuses based on their respective 2018 base salaries.
For 2019, bonuses were based on our achievement of specified corporate goals, including achieving specified revenue targets, achieving specified customer retention targets, achieving specified payor coverage targets, completion of all patient visits in our U.S. 180-day sensor pivotal trial, achieving a cost of goods sold target for sensor kits and achieving specified quality targets. Based on the level of achievement, our compensation committee awarded each of Drs. Goodnow and Jain 87% of their target bonuses based on their respective 2019 base salaries. Dr. Kaufman also received 87% of her target bonus, pro-rated based on her start date in 2019.
These actual bonus amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
Long-Term Incentives
Our 1997 stock option plan (the “1997 plan”), authorized us, and the amended and restated 2015 equity incentive plan (the “2015 plan”), authorizes us to make grants to eligible recipients of non-qualified stock options and incentive stock options.
We award stock options on the date the Compensation Committee approves the grant. We set the option exercise price equal to 100% of the per-share fair market value of our common stock on the date of grant.
In February 2018, our Compensation Committee awarded to Drs. Goodnow and Jain options to purchase 777,797 and 495,191 shares of our common stock, respectively. Each of these options was issued with an exercise price of $2.62 per share. The shares underlying the options granted to Drs. Goodnow and Jain vest in 48 equal monthly installments, subject to the named executive officer’s continued service through each applicable vesting date. All shares subject to vesting under these option grants will vest in full and become immediately exercisable upon the closing of a change in control of our Company.
In January 2019, our Compensation Committee awarded to Drs. Goodnow and Jain options to purchase 800,000 and 535,000 shares of our common stock, respectively. Each of these options was issued with an exercise price of $2.72 per share. The shares underlying the options granted to Drs. Goodnow and Jain vest in 48 equal monthly installments, subject to the named executive officer’s continued service through each applicable vesting date. All shares subject to vesting under these option grants will vest in full and become immediately exercisable upon the closing of a change in control of our Company.
In January 2019, our Compensation Committee awarded to Mr. Isaacson an option to purchase 550,000 shares of our common stock. The option was issued with an exercise price of $2.84 per share. The option was terminated in connection with the departure of Mr. Isaacson prior to any portion of the shares vesting.
In March 2019, our Compensation Committee awarded to Dr. Kaufman an option to purchase 550,000 shares of our common stock. The option was issued with an exercise price of $3.07 per share. The shares underlying the option granted to Dr. Kaufman vest in 48 equal monthly installments, subject to Dr. Kaufman’s continued service through each applicable vesting date. All shares subject to vesting under this option grant will vest in full and become immediately exercisable upon the closing of a change in control of our Company.

Outstanding Equity Awards at End of 2019
The following table provides information about outstanding Company Options held by each of our named executive officers at December 31, 2019. All of these options were granted under the 1997 plan or the 2015 plan. None of our named executive officers held any other stock awards as of December 31, 2019.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Timothy T. Goodnow	2,038,610(1)	—	0.54	12/1/2020
	589,093(1)	—	0.54	2/27/2021
	237,046	—	0.54	6/3/2024
	173,113	—	1.95	7/24/2025
	318,681	28,971(3)(7)	2.97	4/12/2026
	546,875	203,125(4)(7)	2.74	1/17/2027
	356,490	421,307(5)(7)	2.62	2/1/2028
	183,333	616,667(6)(7)	2.72	1/16/2029
Jon D. Isaacson	—	550,000(2)	2.84	01/06/2029(2)
Mukul Jain	153,774	—	0.46	9/11/2023
	255,599	—	0.54	6/3/2024
	108,686	—	0.54	12/4/2024
	134,239	—	1.95	7/24/2025
	133,149	12,105(3)(7)	2.97	4/12/2026
	229,113	85,099(4)(7)	2.73	1/20/2027
	226,962	268,229(5)(7)	2.62	2/1/2028
	122,604	412,396(6)(7)	2.72	1/16/2029
Francine R Kaufman	—	550,000(7)(8)	3.07	3/03/2029

(1)
In March 2020, Dr. Goodnow exercised a portion of these options with respect to an aggregate of 160,000 shares pursuant to a trading plan adopted pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, which trading plan provided for the periodic exercises of these options in full over their respective remaining terms, as the options would expire worthless if not exercised by their respective expiration dates. After the March 2020 exercises, Dr. Goodnow voluntarily agreed to forfeit the remainder of these options and terminated the related Rule 10b5-1 plan. Accordingly, these options are no longer outstanding as of the date of hereof.

(2)
One-fourth of the shares underlying this option were scheduled to vest on January 7, 2020 and the remaining shares were scheduled to vest in 36 equal monthly installments thereafter, subject to Mr. Isaacson’s continued service through each applicable vesting date. However, Mr. Isaacson ceased serving as our Chief Financial Officer on November 15, 2019. Thereafter, Mr. Isaacson continued providing services to us in an advisory capacity to support a transition of responsibilities until December 31, 2019. Accordingly, this option ceased vesting on December 31, 2019, at which point no shares were vested. Subsequent to December 31, 2019, the option expired in accordance with its terms.

(3)
The remaining unvested shares underlying this option vest in 4 equal monthly installments, subject to the officer’s continued service through each applicable vesting date.

(4)
The remaining unvested shares underlying this option vest in 13 equal monthly installments, subject to the officer’s continued service through each applicable vesting date.

(5)
The remaining unvested shares underlying this option vest in 26 equal monthly installments, subject to the officer’s continued service through each applicable vesting date.

(6)
The remaining unvested shares underlying this option vest in 37 equal monthly installments, subject to the officer’s continued service through each applicable vesting date.

(7)
The shares subject to these options will become immediately vested and exercisable in certain circumstances related to a change in control of our Company. See “Narrative to Summary Compensation Table — Long-Term Incentives” above and “ — Employment Agreements, Severance and Change in Control Arrangements” below.

(8)
One-fourth of the shares underlying this option vest on March 4, 2020 and the remaining shares vest in 36 equal monthly installments thereafter, subject to Dr. Kaufman’s continued service through each applicable vesting date.

Employment Agreements, Severance and Change in Control Arrangements
Below are descriptions of employment agreements that our named executive officers entered into with us or Senseonics, Incorporated.
Agreement with Dr. Goodnow
In July 2015, Senseonics, Incorporated entered into an amended and restated employment agreement with Dr. Goodnow that governs the terms of his employment with us. Pursuant to the agreement, Dr. Goodnow was originally entitled to an annual base salary of $365,791 and was originally eligible to receive an annual performance bonus of up to 50% of his base salary, as determined by our Board of Directors. If Dr. Goodnow’s employment is terminated by us without “cause” or if he resigns for “good reason” (each as defined in his employment agreement), he would be entitled to receive severance payments equal to continued payment of his base salary for 18 months, 100% of his target bonus, healthcare continuation coverage for up to 18 months, and reimbursement of expenses owed to him through the date of his termination. If Dr. Goodnow’s employment is terminated by us without cause or if he resigns for good reason, coincident with a change in control (as defined in his employment agreement), he would be entitled to the benefits described above, although he would be entitled to 150%, rather than 100%, of his target bonus, and 50% of his then unvested equity awards would become fully vested. Additionally, if Dr. Goodnow’s employment is terminated by us or any successor entity without cause within 12 months following a change in control, then 100% of his then unvested equity awards shall become fully vested. Additionally, all of the options granted to Dr. Goodnow prior to our public offering in March 2016 will become fully vested upon a change in control.
Agreement with Dr. Jain
In July 2015, Senseonics, Incorporated entered into an amended and restated employment agreement with Dr. Jain, which was subsequently amended in April 2018, that governs the terms of his employment with us. Pursuant to the agreement as amended, Dr. Jain is entitled to an annual base salary of $376,000 subject to review and adjustment by the Board of Directors and is eligible to receive an annual performance bonus of up to 50% of his base salary, as determined by our Board of Directors. If Dr. Jain’s employment is terminated by us without “cause” or if he resigns for “good reason” (each as defined in his employment agreement), he would be entitled to receive severance payments equal to continued payment of his base salary for one year, a prorated portion of his target bonus for the year in which his service is terminated, healthcare continuation coverage for up to one year, and reimbursement of expenses owed to him through the date of his termination. If Dr. Jain’s employment is terminated by us without cause or if he resigns for good reason, coincident with a change in control (as defined in his employment agreement), he would be entitled to the benefits described above, although in lieu of the bonus described above, he would be entitled to 125% of his target bonus, and 50% of his then unvested equity awards would become fully vested. Additionally, if Dr. Jain’s employment is terminated by us or any successor entity without cause within 12 months following a change in control, then 100% of his then unvested equity awards would become fully vested. Additionally, all of the options granted to Dr. Jain prior to our public offering in March 2016 will become fully vested upon a change in control.
Agreements with Mr. Isaacson
In January 2019, Senseonics, Incorporated entered into an employment agreement with Mr. Isaacson that governed the terms of his employment with us. Pursuant to the terms of his employment agreement,

Mr. Isaacson was entitled to an annual base salary of $400,000 and was eligible to receive an annual performance bonus of up to 50% of his annual base salary based upon our board of directors’ assessment of Mr. Isaacson’s performance and our attainment of targeted goals as set by the board of directors in their sole discretion. Pursuant to his employment agreement, Mr. Isaacson also entered into a ideas, inventions, competition and confidentiality agreement with us.
In connection with Mr. Isaacson’s departure, on November 12, 2019, the Company and Mr. Isaacson entered into a Severance Agreement and Release. In connection with his separation, Mr. Isaacson continued providing services to us in an advisory capacity to support a transition of responsibilities until December 31, 2019. The Severance Agreement and Release provided that Mr. Isaacson would continue to receive his base salary through the transition period and, following the transition period, would be eligible to receive severance payments equal to continued payment of his base salary for six months, healthcare continuance coverage through June 30, 2020, and a payment of $100,000 representing approximately half of Mr. Isaacson’s target bonus in 2019. The Severance Agreement and Release contained a release and certain restrictive covenants that are binding upon Mr. Isaacson.
Agreement with Dr. Kaufman
In March 2019, Senseonics, Incorporated entered into an employment agreement with Dr. Kaufman that governs the terms of her employment with us. Pursuant to the agreement, Dr. Kaufman is entitled to an annual base salary of $495,000 subject to review and adjustment by the Board of Directors and is eligible to receive an annual performance bonus of up to 50% of her base salary, as determined by our Board of Directors. If Dr. Kaufman’s employment is terminated by us without “cause” or if she resigns for “good reason” (each as defined in her employment agreement), she would be entitled to receive severance payments equal to continued payment of her base salary for nine months, a prorated portion of her target bonus for the year in which her service is terminated, healthcare continuation coverage for up to one year, and reimbursement of expenses owed to her through the date of her termination. If Dr. Kaufman’s employment is terminated by us without cause or if she resigns for good reason, coincident with a change in control (as defined in her employment agreement), she would be entitled to the benefits described above, although in lieu of the bonus described above, she would be entitled severance payments equal to continued payment of her base salary for one year and she would be entitled to 125% of her target bonus. Additionally, if Dr. Kaufman’s employment is terminated by us or any successor entity without cause within 12 months following a change in control, then 100% of her then unvested equity awards would become fully vested.
401(k) Plan
We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the U.S. Internal Revenue Code of 1986, as amended, so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following specified procedures. We currently make up to a 1% discretionary contribution or matching contribution to our 401(k) plan.
Non-Employee Director Compensation
In February 2016, our Board of Directors approved a non-employee director compensation policy which became effective upon the completion of our 2016 public offering. Under this non-employee director compensation policy, we pay each of our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chairman of each committee receives a higher retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board of Directors. No retainers were paid in respect of any period prior to the completion of our 2016 public offering. In October 2018, we amended our non-employee director compensation policy to increase the annual service retainers, based upon market data of comparable companies and recommendations presented by Willis Towers Watson. The retainers paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:
	Member Annual Service Retainer	Chairman Additional Annual Service Retainer
Board of Directors	$37,500	$30,000
Audit Committee	7,500	11,250
Compensation Committee	6,000	6,600
Nominating and Corporate Governance Committee	4,000	3,625
Our non-employee director compensation policy permits non-employee directors to elect to receive all or a portion of the annual cash compensation in the form of shares of our common stock. In addition, under our non-employee director compensation policy, each non-employee director elected to our Board of Directors will receive an option to purchase shares of common stock with an aggregate Black-Scholes option value of $212,500. The shares subject to each such stock option will vest monthly over a three year period, subject to the non-employee director’s continued service as a director through each applicable vesting date. Further, on the date of each annual meeting of stockholders each non-employee director that continues to serve as a non-employee member on our Board of Directors will receive an option to purchase shares of common stock with an aggregate Black-Scholes option value of $106,500. The shares subject to each such stock option will vest on the one year anniversary of the grant date, subject to the director’s continued service as a non-employee director through each applicable vesting date. The exercise price of these options will equal the fair market value of our common stock on the date of grant. This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
Director Compensation Table
The following table sets forth information regarding compensation earned during the year ended December 31, 2019 by our non-employee directors for service on the Board of Directors from January 1, 2019 to December 31, 2019. Timothy T. Goodnow, our President and Chief Executive Officer, and Francine R. Kaufman, our Chief Medical Officer, also served on our Board of Directors, but did not receive any additional compensation for their service as directors and therefore are not included in the table below. The compensation of Drs. Goodnow and Kaufman as named executive officers is set forth above under “Executive Compensation — Summary Compensation Table.”
Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	Total ($)
Stephen P. DeFalco(3)	75,125	106,500	181,625
M. James Barrett(4)	20,750	106,500	117,500
Edward J. Fiorentino(5)	51,000	106,500	157,500
Justin Klein(3)	51,000	106,500	157,500
Douglas S. Prince(5)	60,250	106,500	166,750
Douglas A. Roeder(3)	54,100	106,500	160,600
Steven Edelman(6)	47,500	106,500	154,000

(1)
In 2019, we granted Messrs. DeFalco, Fiorentino, Klein, Prince and Edelman fully vested restricted stock units covering an aggregate of 59,579, 39,798, 19,898, 23,482 and 37,085 shares of common stock, respectively, in lieu of aggregate quarterly retainer fees of $78,249, $51,624, $25,811, $30,434 and $48,123, respectively.

(2)
The amounts in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the full grant date fair value for stock options granted during the year as measured pursuant to ASC Topic 718 as stock-based compensation in our consolidated financial statements. Unlike the calculations contained in our consolidated financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting but assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing stock awards are described in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)
As of December 31, 2019, this director held options to purchase 321,223 shares of our common stock.

(4)
Dr. Barrett resigned from the Board of Directors effective June 30, 2019. As of December 31, 2019, Dr. Barrett held no options to purchase shares of our common stock.

(5)
As of December 31, 2019, this director held options to purchase 405,123 shares of our common stock.

(6)
As of December 31, 2019, this director held options to purchase 361,193 shares of our common stock.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2019:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	23,392,259	$2.18	9,725,787(1)
Equity compensation plans not approved by security holders	808,000	1.65	901,697(2)
Total	24,200,259		10,627,484

(1)
Consists of 4,852,081 shares available under the 2015 plan and 4,873,706 shares available under the 2016 Employee Stock Purchase Plan (the “2016 ESPP”). On January 1 of each year, the number of shares reserved under the 2015 plan and 2016 ESPP is automatically increased by 3.5% and 1%, respectively, of the total number of shares of common stock that are outstanding at that time, or a lesser number of shares as may be determined by our Board. An additional 7,120,848 and 2,034,528 shares were added to the number of available shares under the 2015 plan and the 2016 ESPP, respectively, in each case effective January 1, 2020.

(2)
Consists of shares available under our Inducement Plan that was in effect as of May 30, 2019 and was adopted without the approval of the Company’s security holders. A description of the Inducement Plan is contained in Note 13 of the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

TRANSACTIONS WITH RELATED PERSONS
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
We have adopted a related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related party transactions. For purposes of our policy only, a related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related party are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related party is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, our management must present information regarding the related party transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related parties, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related party transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including:
•
the risks, costs and benefits to us;

•
the impact on a director’s independence in the event that the related party is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the availability of other sources for comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related party transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.
CERTAIN RELATED PARTY TRANSACTIONS
Except as described below, there have been no transactions since January 1, 2018 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Non-Employee Director Compensation.”
Prior Registration Rights Agreement
We have entered into a registration rights agreement with certain of our 5% stockholders.
The registration rights agreement, among other things grants certain of our stockholders specified registration rights with respect to shares of our common stock issued upon conversion of the shares of Senseonics, Incorporated stock previously held by them.

Highbridge Transactions
As described in more detail in Proposal No. 5 above, on April 21, 2020, we entered into the Highbridge Loan Agreement and the Exchange Agreement with Highbridge, one of our 5% stockholders. In connection with the Highbridge Loan Agreement and the Exchange Agreement we also entered into registration rights agreements with Highbridge which, among other things, committed us to register the resale of the shares of common stock issuable upon exercise of the Warrants, the shares of common stock issuable upon conversion of the First Lien Term Notes and the shares of common stock issued pursuant to the Highbridge Loan Agreement.
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board of Directors with discretion to indemnify our officers and employees when determined appropriate by the Board of Directors.
In addition, we have entered into an indemnification agreement with our directors and executive officers.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to Senseonics Holdings, Inc., Attn: Corporate Secretary, 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Nick B. Tressler
Secretary
Dated: May 18, 2020
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is available without charge upon written request to: Corporate Secretary, Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005.

MMMMMMMMMMMMUsing a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.Annual Meeting Proxy Cardq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qProposals — The Board of Dirreeccttoorrs reeccoommmmeennddsa avovtoeteFOFRORalel athceh noof mthineeneosmliisnteeeds, FliOstRePd,roFpOoRsaPlrsoXpo–sXalsan2d, f4oranedve5r,yaXndYEfoArReSvoenryProposal X.A1 YEAR on Proposal 3.1. To elect the two nominees of the Board of Directors, Francine R. Kaufman and Timothy T. Goodnow, to the Board of Directors to hold office until the 2023 Annual Meeting of Stockholders +For Withhold For Withhold01 - Francine Kaufman, MD 02 - Timothy T. Goodnow, PhD2. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this Notice.For Against AbstainFor Against Abstain3. To approve, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation ofthe Company’s named executive officers.1 Year2 Years 3 Years AbstainFor Against Abstain4. To ratify the selection by the Audit Committee of the Board ofDirectors of Ernst & Young LLP as independent.5. To approve the issuance of more than 20% of our outstanding common stock upon conversion of First Lien Secured Notes, Second Lien Secured Notes and Warrants issued in April 2020, as required by and in accordance with the NYSE American Rule 713.B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.039RCB1 U P X 4 6 3 9 7 9 +

The 2020 Annual Meeting of Stockholders of The Senseonics Holdings, Inc. will be held onJune 30, 2020 at 10:00 A.M. EST, virtually via the internet at www.meetingcenter.io/279594420.To access the virtual meeting, you must refer to the "Questions and Answers About the Annual Meeting" section of the Proxy Statement.The password for this meeting is — SENI2020.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qProxy — Senseonics Holdings, Inc.Notice of 2020 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting – June 30, 2020Timothy T. Goodnow and Nick Tressler, or together or either of them, referred to herein as the Proxies, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Senseonics Holdings, Inc. to be held on June 30, 2020 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the director nominees, FOR Proposals 2, 4 and 5, and for every 1 YEAR on Proposal 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)